UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 26, 2019

WELLS FARGO & COMPANY

(Exact Name of Registrant as Specified in ITS CHARTER)

Delaware	001-02979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of Principal Executive Offices) (Zip Code)

1-866-249-3302

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Wells Fargo & Company (the “Company”) announced that, effective as of today, Timothy J. Sloan has stepped down as Chief Executive Officer and President, and as a director of the Company. He also will retire from the Company on June 30, 2019. Mr. Sloan informed the Company’s Board of Directors (the “Board”) of his decision to step down on March 26, 2019. In addition, on March 26, 2019, the Board elected C. Allen Parker to the Board and as interim Chief Executive Officer and President, effective as of today.

Mr. Parker, age 64, served as Senior Executive Vice President and General Counsel of the Company from March 2017 to March 2019. Mr. Parker has been a member of the Company’s Operating Committee, which is the Company’s senior-most business committee responsible for considering and deciding on key strategic, business, and operational matters. Previously, he was presiding partner at the law firm of Cravath, Swaine & Moore LLP from January 2013 until December 2016, where he was responsible for development and implementation of firm-wide strategy and day-to-day firm leadership, including financial analysis and reporting, business development, risk management, and public relations. While at Cravath, Mr. Parker also served as deputy presiding partner from January 2007 to December 2012 and as managing partner of the corporate department from January 2001 to December 2004. Mr. Parker joined Cravath in 1984 and was a partner from June 1990 to March 2017, and he was a member of the firm’s corporate governance and board advisory practice. He has extensive experience in a broad range of finance, banking and related matters. He earned an undergraduate degree from Duke University, an M.A. from the University of Chicago, and a J.D. from the Columbia University School of Law.

Since January 1, 2018, Mr. Parker and certain of his immediate family members had loans, other extensions of credit and/or banking or financial services transactions in the ordinary course of business with the Company’s banking and other subsidiaries. All of these lending and financial services transactions were on substantially the same terms, including interest rates, collateral, and repayment (as applicable), as those available at the time for comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.

The Board’s Human Resources Committee (the “HRC”) and the Board also determined that, during the period Mr. Parker serves as interim Chief Executive Officer and President of the Company, he will receive base salary at an annual rate of $2 million, which will be taken into account in connection with his current 2019 target annual incentive award opportunity of 100% of annual base salary. In addition, Mr. Parker received an initial grant of restricted share rights (“RSRs”) under the Company’s Long-Term Incentive Compensation Plan (“LTICP”), with a grant date value of $2 million (the “Interim Award”), as well as a grant of 100 shares of fully vested restricted stock under the LTICP to satisfy his director qualifying share requirements. The number of shares of Company common stock subject to the Interim Award is determined by dividing the award value by the closing price of a share of the Company’s common stock on March 26, 2019, rounded up to the nearest whole share. The Interim Award will vest on March 26, 2020, subject to, among other conditions, Mr. Parker’s continued employment with the Company or earlier termination by the Company without cause, or as a result of his disability or death as well as forfeiture conditions that give the HRC discretion to forfeit or cancel all or any portion of the unpaid award upon the occurrence of specified conditions. The Interim Award will not be subject to retirement treatment and will otherwise be subject to the terms generally applicable to RSRs awarded to the Company’s Operating Committee members. Both the Interim Award and restricted stock grant also are subject to the stock holding and retention requirements applicable to executive officers under the Company’s stock ownership policy. For more information about the Interim Award terms, refer to the applicable form of RSR Award Agreement filed as Exhibit 10(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and incorporated herein by reference. The foregoing description of the terms and conditions of the Interim Award is qualified in its entirety by reference to such exhibit. Any further determinations relating to executive compensation, including with respect to Mr. Parker, will be evaluated and approved by the HRC.

Mr. Sloan will not receive any special treatment or additional compensation arrangements in connection with his retirement. Because he has met age and service requirements, he will be accorded the normal retirement treatment under the Company’s plans that are applicable to all eligible team members. These terms generally provide for continued vesting of equity awards on their normal schedule over the next three years, subject to, among other conditions, achievement of any applicable performance goals as determined by the HRC and compliance with post-employment restrictive covenants, as more fully described in the Company’s Proxy Statement, dated March 13, 2019 (the “Proxy Statement”).

In light of Mr. Sloan’s decision to retire, he will not stand for election at the Company’s 2019 annual meeting of shareholders, which is scheduled to be held on April 23, 2019 (the “2019 Annual Meeting”). The Board has nominated Mr. Parker to be a substitute nominee for election at the 2019 Annual Meeting in place of Mr. Sloan. Additional information relating to Mr. Parker and his proposed election as a director at the 2019 Annual Meeting will be provided in a supplement to the Company’s Proxy Statement that will be filed with the Securities and Exchange Commission.

The Company’s news release announcing these events is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description	Location

99.1	News Release dated March 28, 2019	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2019	WELLS FARGO & COMPANY

	By:	/s/ Anthony R. Augliera
Anthony R. Augliera
Executive Vice President and Secretary

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